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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated June 25, 2012, except for the effects of the reverse stock split discussed in Note 15 to the consolidated financial statements, as to which the date is September 14, 2012, relating to the consolidated financial statements of Xplore Technologies Corp., which appears in such Registration Statement. We further consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ PMB Helin Donovan, LLP

Austin, Texas
September 14, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM